UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K/A
(Amendment No. 1)
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 7, 2019 (April 30, 2019)

CB FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-36706	51-0534721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Market Street, Carmichaels, Pennsylvania	15320
(Address of Principal Executive Offices)	(Zip Code)

(724) 966-5041
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  [ X ]

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

INTRODUCTORY NOTE

                On April 30, 2019, CB Financial Services, Inc. (the “Company”) furnished a Current Report on Form 8-K (the “Report”) to the Securities and Exchange Commission to report the Company’s financial results for the first quarter 2019. This Amendment No. 1 to the Current Report on Form 8-K/A amends Items 2.02 and 9.01 of the Report to include a corrected press release. This correction was warranted due to a loan portfolio segment reclassification of $14.3 million between the commercial and industrial loan segment and the commercial real estate loan segment.

Item 2.02. Results of Operations and Financial Condition.

                On May 7, 2019, the Company issued a corrected press release announcing its financial results for the quarter ended March 31, 2019, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

                (d)           Exhibits

                                99.1        Press Release dated May 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: May 7, 2019	By:	/s/ Kevin D. Lemley
Kevin D. Lemley
Executive Vice President and Chief Financial Officer